UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2011

WELLS FARGO & COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-02979	No. 41-0449260
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Montgomery Street, San Francisco, California 94163

(Address of principal executive offices) (Zip Code)

1-866-249-3302

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On January 25, 2011, the board of directors (the “Board”) of Wells Fargo & Company (the “Company”), upon the recommendation of the Governance and Nominating Committee of the Board, approved the following amendments, effective January 25, 2011, to the Company’s By-Laws:

•

Section 3.3 and the first paragraph of Section 3.11(a)(ii) under Article III of the Company’s By-Laws were amended to provide that, subject to certain limitations, a special meeting of stockholders shall be called by the Board at the written request in proper form to the Secretary of the record holders of not less than 25% of the voting power of the issued and outstanding common stock of the Company. The amendments to Article III include certain informational and procedural requirements for the calling of a stockholder-requested special meeting, as well as provisions designed to avoid the calling of a special meeting to conduct the same or similar business that was recently addressed or soon will be addressed at another Company stockholder meeting or that would be held close in time to the Company’s annual meeting. The Company’s By-Laws previously did not allow a special meeting to be called at the request of stockholders.

•	Section 4.8 under Article IV of the Company’s By-Laws was amended to permit the Board’s Lead Director to call special meetings of the Board.

The foregoing description of the amendments to the Company’s By-Laws does not purport to be complete and is qualified in its entirety by reference to the Company’s By-Laws, as so amended, a copy of which is attached hereto as Exhibit 3.1 and incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	By-Laws of Wells Fargo & Company, as amended through January 25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 28, 2011	WELLS FARGO & COMPANY

	By:	/s/ Laurel A. Holschuh
Laurel A. Holschuh
Senior Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	By-Laws of Wells Fargo & Company, as amended through January 25, 2011